Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest® Announces Third Quarter 2019 Results

•

Third quarter 2019 revenue of $787.6 million, and net income of $16.3 million, or $0.62 per diluted share.  On a non‑GAAP[1] basis, third quarter 2019 net income was $27.0 million, or $1.02 per diluted share.

•	Asset-Based yield improvement despite a decrease in shipment and tonnage levels
•	Asset-Light revenue and operating income decreased due to lower demand

FORT SMITH, Arkansas, October 31, 2019 — ArcBest® (Nasdaq: ARCB), a leading logistics company with creative problem solvers who deliver innovative solutions, today reported third quarter 2019 revenue of $787.6 million compared to third quarter 2018 revenue of $826.2 million.  Third quarter 2019 operating income was $31.2 million compared to operating income of $56.1 million in third quarter last year.  Third quarter net income was $16.3 million, or $0.62 per diluted share compared to third quarter 2018 net income of $40.8 million, or $1.52 per diluted share.

Excluding certain items in both periods, as identified in the attached reconciliation tables, including final nonunion pension charges of $6.0 million, or $0.23 per diluted share, eliminating any further nonunion pension expense, non‑GAAP net income was $27.0 million, or $1.02 per diluted share, in third quarter 2019 compared to third quarter 2018 net income of $40.0 million, or $1.49 per diluted share.

“While below last year’s record-setting levels, the third quarter represented one of the best performances achieved for that period in recent history as we continued to see rational pricing amid softer demand compared with last year,” said Chairman, President & CEO Judy R. McReynolds. “Revenue for expedite and truckload brokerage services declined as available capacity increased, which has been the case throughout the year, while our managed transportation solutions revenue continued to grow as a result of our team’s ability to provide valued expertise.”

Asset-Based

Results of Operations

Third Quarter 2019 Versus Third Quarter 2018

•	Revenue of $565.6 million compared to $585.3 million, a per-day decrease of 4.1 percent.
•	Tonnage per day decrease of 4.6 percent, with a ten percent decrease in LTL‑rated freight offset by a double digit percentage increase in truckload‑rated freight.
•	Shipments per day decrease of 3.9 percent.
•	Total weight per shipment decreased 0.7 percent with a decrease in the average LTL‑rated weight per shipment of approximately 6 percent.
•	Total billed revenue per hundredweight increased 1.5 percent. Excluding fuel surcharge, the percentage increase on LTL‑rated freight was in the high‑single digits.
•

Operating income of $31.7 million and an operating ratio of 94.4 percent compared to operating income of $50.2 million and an operating ratio of 91.4 percent.  On a non-GAAP basis, operating income of $38.5 million and an operating ratio of 93.2 percent compared to operating income of $51.2 million and an operating ratio of 91.2 percent.

1.	U.S. Generally Accepted Accounting Principles

Reduced customer demand during a more moderate economic period resulted in fewer third quarter shipments and lower total freight tonnage in the Asset‑Based operating segment compared to the same period last year.  The lower business levels experienced during the third quarter reflect a reduction in LTL‑rated tonnage partially offset by an increase in TL‑rated, spot shipments.  This Asset‑Based business mix, combined with a decrease in the size of the average LTL‑rated shipment, contributed to a reduction in total third quarter Asset‑Based revenue.  Yield management initiatives continue to generate positive results.  The improvement in third quarter total revenue per hundredweight included additional, solid increases in average LTL pricing above a strong pricing period in 2018.

Lower freight levels adversely impacted productivity in city pickup, dock handling and final shipment delivery contributing to cost increases in these operational areas.  Despite a reduction in fuel expense, increased repair and parts costs contributed to higher third quarter equipment maintenance costs.  Third quarter linehaul costs were below the prior year due to improved utilization of owned equipment combined with reductions in the use of rail and other outside carrier resources.

Asset-Light2

Results of Operations

Third Quarter 2019 Versus Third Quarter 2018

•	Revenue of $253.7 million compared to $255.9 million.
•	Operating income of $3.6 million compared to operating income of $11.1 million. On a non-GAAP basis, operating income of $3.7 million compared to operating income of $9.1 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $6.6 million compared to Adjusted EBITDA of $14.9 million.

A reduction in both total shipments and average revenue per shipment associated with lower market demand resulted in a third quarter revenue decline in the Asset-Light ArcBest segment compared to last year.  As seen throughout this year relative to 2018, expedite and truckload brokerage services were the primary reasons for the overall reduction in revenue.  Current market conditions have impacted customer pricing and freight mix.  This, combined with purchased transportation costs that were comparable to those experienced in last year’s higher revenue environment, put pressure on third quarter margins and reduced Asset-Light operating income.  Managed transportation services were a significant positive contributor to Asset-Light results as the recent trend of solid demand for these value-added logistics services continued.  Household goods shipments handled within the Asset‑Light business increased and were another positive contributor to this segment’s revenue and profitability totals.  At FleetNet, total event growth resulted in improved third quarter operating income.

Closing Comments

“Results for the first nine months remained solid though below last year’s record-setting pace, as our customers’ need for complex supply chain solutions aligns well with the broad array of services and expertise we provide,” said McReynolds. “We expect the trends that began in the first quarter, including more available capacity and softer market demand, to remain prevalent for the rest of the year. We will work to reduce costs where prudent while still investing in innovative technology that enables a best-in-class customer experience and offers the optimum benefit and improved efficiency to ArcBest.”

2.	The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2019 third quarter results. The call will be on Friday, November 1st at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 931‑4071. Following the call, a recorded playback will be available through the end of the day on December 15, 2019. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21930608. The conference call and playback can also be accessed, through December 15, 2019, on ArcBest’s website at arcb.com.

Call participants can submit questions this afternoon prior to the conference call by emailing them to ir@arcb.com.  On the call, responses will be provided to as many questions as possible in the time available.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver integrated solutions.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than LogisticsSM.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended September 30, 2019 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; untimely or ineffective development and implementation of new or enhanced technology or processes, including the pilot test program at ABF Freight; failure to realize potential benefits associated with new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the cost, timing, and performance of growth initiatives; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; availability and cost of reliable third-party services; governmental regulations; environmental laws and regulations, including emissions-control regulations; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; maintaining our intellectual property rights, brand, and corporate reputation; the loss of key employees or the inability to execute succession planning strategies; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; the cost, integration, and performance of any recent or future acquisitions; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; greater than anticipated funding requirements for our nonunion defined benefit pension plan; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$787,563	$826,158	$2,270,892	$2,319,509

OPERATING EXPENSES(1)	756,355	770,103	2,195,893	2,247,573

OPERATING INCOME	31,208	56,055	74,999	71,936

OTHER INCOME (COSTS)
Interest and dividend income	1,768	1,120	4,862	2,360
Interest and other related financing costs	(2,900)	(2,470)	(8,593)	(6,542)
Other, net	(6,734)	(714)	(7,770)	(4,038)
	(7,866)	(2,064)	(11,501)	(8,220)

INCOME BEFORE INCOME TAXES	23,342	53,991	63,498	63,716

INCOME TAX PROVISION	7,072	13,215	17,964	11,753

NET INCOME	$16,270	$40,776	$45,534	$51,963

EARNINGS PER COMMON SHARE(2)
Basic	$0.64	$1.58	$1.78	$2.02
Diluted	$0.62	$1.52	$1.72	$1.94

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,527,982	25,697,509	25,550,365	25,670,435
Diluted	26,416,595	26,795,659	26,461,668	26,708,259

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.24	$0.24

1)

Includes a one-time charge of $37.9 million for the nine months ended September 30, 2018 for the multiemployer pension fund withdrawal liability resulting from the transition agreement ABF Freight, Inc. entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2019	2018
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$183,838	$190,186
Short-term investments	124,257	106,806
Accounts receivable, less allowances (2019 - $5,548; 2018 - $7,380)	292,935	297,051
Other accounts receivable, less allowances (2019 - $469; 2018 - $806)	18,122	19,146
Prepaid expenses	25,365	25,304
Prepaid and refundable income taxes	8,186	1,726
Other	5,285	9,007
TOTAL CURRENT ASSETS	657,988	649,226

PROPERTY, PLANT AND EQUIPMENT
Land and structures	339,298	339,640
Revenue equipment	902,289	858,251
Service, office, and other equipment	229,691	199,230
Software	146,789	138,517
Leasehold improvements	10,212	9,365
	1,628,279	1,545,003
Less allowances for depreciation and amortization	948,205	913,815
	680,074	631,188

GOODWILL	108,320	108,320
INTANGIBLE ASSETS, NET	65,583	68,949
OPERATING RIGHT-OF-USE ASSETS	67,404	—
DEFERRED INCOME TAXES	6,128	7,468
OTHER LONG-TERM ASSETS	85,135	74,080
	$1,670,632	$1,539,231

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$160,054	$143,785
Income taxes payable	198	1,688
Accrued expenses	234,863	243,111
Current portion of long-term debt	50,197	54,075
Current portion of operating lease liabilities	18,492	—
Current portion of pension and postretirement liabilities	1,921	8,659
TOTAL CURRENT LIABILITIES	465,725	451,318

LONG-TERM DEBT, less current portion	248,223	237,600
OPERATING LEASE LIABILITIES, less current portion	52,782	—
PENSION AND POSTRETIREMENT LIABILITIES, less current portion	32,059	31,504
OTHER LONG-TERM LIABILITIES	38,151	44,686
DEFERRED INCOME TAXES	70,066	56,441

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2019: 28,801,025 shares; 2018: 28,684,779 shares	288	287
Additional paid-in capital	331,773	325,712
Retained earnings	540,778	501,389
Treasury stock, at cost, 2019: 3,299,669 shares; 2018: 3,097,634 shares	(101,583)	(95,468)
Accumulated other comprehensive loss	(7,630)	(14,238)
TOTAL STOCKHOLDERS’ EQUITY	763,626	717,682
	$1,670,632	$1,539,231

Note:  The balance sheet at December 31, 2018 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2019	2018
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$45,534	$51,963
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,967	78,305
Amortization of intangibles	3,365	3,394
Pension settlement expense, including termination expense	8,135	1,603
Share-based compensation expense	7,268	6,185
Provision for losses on accounts receivable	832	1,937
Change in deferred income taxes	14,099	3,697
Gain on sale of property and equipment	(1,384)	(188)
Gain on sale of subsidiaries	—	(1,945)
Changes in operating assets and liabilities:
Receivables	4,216	(47,287)
Prepaid expenses	(265)	1,013
Other assets	(4,236)	(4,826)
Income taxes	(7,883)	5,675
Operating right-of-use assets and lease liabilities, net	526	—
Multiemployer pension fund withdrawal liability(1)	(435)	22,744
Accounts payable, accrued expenses, and other liabilities	(11,726)	51,309
NET CASH PROVIDED BY OPERATING ACTIVITIES	138,013	173,579

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(69,773)	(39,249)
Proceeds from sale of property and equipment	4,748	2,917
Proceeds from sale of subsidiaries	—	4,680
Purchases of short-term investments	(105,747)	(67,121)
Proceeds from sale of short-term investments	88,730	47,878
Capitalization of internally developed software	(8,500)	(7,411)
NET CASH USED IN INVESTING ACTIVITIES	(90,542)	(58,306)

FINANCING ACTIVITIES
Payments on long-term debt	(43,773)	(49,967)
Proceeds from notes payable	9,552	—
Net change in book overdrafts	(5,570)	(1,975)
Deferred financing costs	(562)	(202)
Payment of common stock dividends	(6,145)	(6,176)
Purchases of treasury stock	(6,115)	(201)
Payments for tax withheld on share-based compensation	(1,206)	(88)
NET CASH USED IN FINANCING ACTIVITIES	(53,819)	(58,609)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,348)	56,664
Cash and cash equivalents at beginning of period	190,186	120,772
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$183,838	$177,436

NONCASH INVESTING ACTIVITIES
Equipment financed	$40,966	$71,575
Accruals for equipment received	$18,949	$438
Lease liabilities arising from obtaining right-of-use assets	$26,810	$—

1)	The nine months ended September 30, 2018 includes a one-time charge related to the multiemployer pension plan withdrawal liability.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2019		2018		2019		2018
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$565,621		$585,290		$1,631,348		$1,626,644

ArcBest	199,758		205,449		554,135		587,369
FleetNet	53,976		50,494		158,957		145,045
Total Asset-Light	253,734		255,943		713,092		732,414

Other and eliminations	(31,792)		(15,075)		(73,548)		(39,549)
Total consolidated revenues	$787,563		$826,158		$2,270,892		$2,319,509

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$296,503	52.4%	$292,082	49.9%	$873,795	53.6%	$848,611	52.2%
Fuel, supplies, and expenses(1)	65,738	11.6	63,936	10.9	195,502	12.0	191,163	11.7
Operating taxes and licenses	12,865	2.3	12,261	2.1	37,477	2.3	35,927	2.2
Insurance	7,646	1.4	9,448	1.6	23,235	1.4	24,055	1.5
Communications and utilities	5,064	0.9	4,308	0.7	14,181	0.9	12,964	0.8
Depreciation and amortization	23,776	4.2	22,200	3.8	66,370	4.0	64,492	4.0
Rents and purchased transportation	61,102	10.8	70,946	12.1	167,234	10.2	180,332	11.1
Shared services(1)	56,031	9.9	57,472	9.8	161,664	9.9	158,042	9.7
Multiemployer pension fund withdrawal liability charge(2)	—	—	—	—	—	—	37,922	2.3
Gain on sale of property and equipment	(82)	—	(123)	—	(1,703)	(0.1)	(522)	—
Innovative technology costs(1)(3)	4,664	0.8	1,080	0.2	9,200	0.6	2,947	0.2
Other(1)	592	0.1	1,530	0.3	2,878	0.2	3,778	0.2
Total Asset-Based	533,899	94.4%	535,140	91.4%	1,549,833	95.0%	1,559,711	95.9%

ArcBest
Purchased transportation	164,521	82.4%	164,322	80.0%	452,178	81.6%	475,614	81.0%
Supplies and expenses	2,780	1.4	3,522	1.7	8,412	1.5	10,290	1.7
Depreciation and amortization(4)	2,607	1.3	3,558	1.7	8,813	1.6	10,563	1.8
Shared services	25,032	12.5	23,453	11.4	71,204	12.9	68,857	11.7
Other	2,366	1.2	2,546	1.2	7,224	1.3	6,973	1.2
Restructuring costs	—	—	—	—	—	—	152	—
Gain on sale of subsidiaries(5)	—	—	(1,945)	(0.9)	—	—	(1,945)	(0.3)
	197,306	98.8%	195,456	95.1%	547,831	98.9%	570,504	97.1%
FleetNet	52,805	97.8%	49,406	97.8%	155,272	97.7%	141,407	97.5%
Total Asset-Light	250,111		244,862		703,103		711,911

Other and eliminations	(27,655)		(9,899)		(57,043)		(24,049)
Total consolidated operating expenses	$756,355	96.0%	$770,103	93.2%	$2,195,893	96.7%	$2,247,573	96.9%

OPERATING INCOME
Asset-Based	$31,722		$50,150		$81,515		$66,933

ArcBest	2,452		9,993		6,304		16,865
FleetNet	1,171		1,088		3,685		3,638
Total Asset-Light	3,623		11,081		9,989		20,503

Other and eliminations(6)	(4,137)		(5,176)		(16,505)		(15,500)
Total consolidated operating income	$31,208		$56,055		$74,999		$71,936

1)

In third quarter 2019, the presentation of Asset-Based segment expenses was modified to present innovative technology costs as a separate operating expense line item. Previously, innovative technology costs incurred directly by the segment or allocated through shared services were categorized in individual segment expense line items. Certain reclassifications have been made to the prior period operating segment expenses to conform to the current year presentation. There was no impact on the segment’s total expenses as a result of the reclassifications.

2)	The nine months ended September 30, 2018 includes a one-time charge for the multiemployer pension plan withdrawal liability.
3)	Represents costs associated with the previously announced freight handling pilot test program at ABF Freight.
4)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
5)	Gain recognized in the 2018 periods relates to the sale of the ArcBest segment’s military moving businesses in December 2017.
6)

“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$31,208	$56,055	$74,999	$71,936
Innovative technology costs, pre-tax(1)	4,727	1,753	11,104	4,060
ELD conversion costs, pre-tax(2)	1,796	—	2,358	—
Nonunion pension termination costs, pre-tax(3)	350	—	350	—
Multiemployer pension fund withdrawal liability charge, pre-tax(4)	—	—	—	37,922
Restructuring charges, pre-tax(5)	—	50	—	766
Gain on sale of subsidiaries, pre-tax(6)	—	(1,945)	—	(1,945)
Non-GAAP amounts	$38,081	$55,913	$88,811	$112,739

Net Income
Amounts on GAAP basis	$16,270	$40,776	$45,534	$51,963
Innovative technology costs, after-tax (includes related financing costs)(1)	3,614	1,304	8,462	3,017
ELD conversion costs, after-tax(2)	1,333	—	1,751	—
Nonunion pension termination costs, after-tax(3)	260	—	260	—
Multiemployer pension fund withdrawal liability charge, after-tax(4)	—	—	—	28,161
Restructuring charges, after-tax(5)	—	37	—	566
Gain on sale of subsidiaries, after-tax(6)	—	(1,437)	—	(1,437)
Nonunion pension expense, including settlement and termination expense, after-tax(7)	6,011	1,325	7,675	4,146
Life insurance proceeds and changes in cash surrender value	(557)	(1,296)	(2,713)	(2,230)
Tax expense (benefit) from vested RSUs(8)	56	(24)	464	(325)
Deferred tax adjustment for 2017 Tax Reform Act(9)	—	(825)	—	(3,466)
Impact of 2017 Tax Reform Act on current tax expense(9)	—	22	—	(47)
Alternative fuel tax credit(10)	—	—	—	(1,203)
Non-GAAP amounts	$26,987	$39,882	$61,433	$79,145

Diluted Earnings Per Share
Amounts on GAAP basis	$0.62	$1.52	$1.72	$1.94
Innovative technology costs, after-tax (includes related financing costs)(1)	0.14	0.05	0.32	0.11
ELD conversion costs, after-tax(2)	0.05	—	0.07	—
Nonunion pension termination costs, after-tax(3)	0.01	—	0.01	—
Multiemployer pension fund withdrawal liability charge, after-tax(4)	—	—	—	1.05
Restructuring charges, after-tax(5)	—	—	—	0.02
Gain on sale of subsidiaries, after-tax(6)	—	(0.05)	—	(0.05)
Nonunion pension expense, including settlement and termination expense, after-tax(7)	0.23	0.05	0.29	0.16
Life insurance proceeds and changes in cash surrender value	(0.02)	(0.05)	(0.10)	(0.08)
Tax expense (benefit) from vested RSUs(8)	—	—	0.02	(0.01)
Deferred tax adjustment for 2017 Tax Reform Act(9)	—	(0.03)	—	(0.13)
Impact of 2017 Tax Reform Act on current tax expense(9)	—	—	—	—
Alternative fuel tax credit(10)	—	—	—	(0.05)
Non-GAAP amounts(11)	$1.02	$1.49	$2.32	$2.96

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs associated with the previously announced freight handling pilot test program at ABF Freight.
2)

The three and nine months ended September 30, 2019 include impairment charges related to equipment replacement and other one-time costs incurred to comply with the electronic logging device (“ELD”) mandate which will be effective in December 2019.

3)	The three and nine months ended September 30, 2019 include a one-time consulting fee associated with the termination of the nonunion defined benefit pension plan.
4)	The nine months ended September 30, 2018 includes a one-time charge for the multiemployer pension plan withdrawal liability.
5)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
6)	Gain recognized in the 2018 periods relates to the sale of the ArcBest segment’s military moving businesses in December 2017.
7)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as the nonunion defined benefit pension plan was amended to terminate the plan with a termination date of December 31, 2017. Pension settlements related to benefit distributions for the plan termination began in fourth quarter 2018 and were completed in third quarter 2019. The three and nine months ended September 30, 2019 include a noncash pension termination expense related to an amount which was stranded in accumulated other comprehensive income until the pension benefit obligation was settled upon plan termination.

8)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit) during the three and nine months ended September 30, 2019 and 2018.
9)	Impact on current or deferred income tax expense as a result of recognizing the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.
10)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.
11)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2019
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$31,208	$(7,866)	$23,342	$7,072	$16,270	30.3%
Innovative technology costs(1)	4,727	139	4,866	1,252	3,614	25.7
ELD conversion costs(2)	1,796	—	1,796	463	1,333	25.8
Nonunion pension termination costs(3)	350	—	350	90	260	25.7
Nonunion pension expense, including settlement and termination expense(7)	—	6,718	6,718	707	6,011	10.5
Life insurance proceeds and changes in cash surrender value	—	(557)	(557)	—	(557)	—
Tax expense from vested RSUs(8)	—	—	—	(56)	56	—
Non-GAAP amounts	$38,081	$(1,566)	$36,515	$9,528	$26,987	26.1%

	Nine Months Ended September 30, 2019

		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$74,999	$(11,501)	$63,498	$17,964	$45,534	28.3%
Innovative technology costs(1)	11,104	291	11,395	2,933	8,462	25.7
ELD conversion costs(2)	2,358	—	2,358	607	1,751	25.7
Nonunion pension termination costs(3)	350	—	350	90	260	25.7
Nonunion pension expense, including settlement and termination expense(7)	—	8,959	8,959	1,284	7,675	14.3
Life insurance proceeds and changes in cash surrender value	—	(2,713)	(2,713)	—	(2,713)	—
Tax expense from vested RSUs(8)	—	—	—	(464)	464	—
Non-GAAP amounts	$88,811	$(4,964)	$83,847	$22,414	$61,433	26.7%

	Three Months Ended September 30, 2018
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$56,055	$(2,064)	$53,991	$13,215	$40,776	24.5%
Innovative technology costs(1)	1,753	2	1,755	451	1,304	25.7
Restructuring charges(5)	50	—	50	13	37	26.0
Gain on sale of subsidiaries(6)	(1,945)	—	(1,945)	(508)	(1,437)	(26.1)
Nonunion pension expense, including settlement(7)	—	1,785	1,785	460	1,325	25.8
Life insurance proceeds and changes in cash surrender value	—	(1,296)	(1,296)	—	(1,296)	—
Tax benefit from vested RSUs(8)	—	—	—	24	(24)	—
Deferred tax adjustment for 2017 Tax Reform Act(9)	—	—	—	825	(825)	—
Impact of 2017 Tax Reform Act on current tax expense(9)	—	—	—	(22)	22	—
Non-GAAP amounts	$55,913	$(1,573)	$54,340	$14,458	$39,882	26.6%

	Nine Months Ended September 30, 2018

		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$71,936	$(8,220)	$63,716	$11,753	$51,963	18.4%
Innovative technology costs(1)	4,060	2	4,062	1,045	3,017	25.7
Multiemployer pension fund withdrawal liability charge(4)	37,922	—	37,922	9,761	28,161	25.7
Restructuring charges(5)	766	—	766	200	566	26.1
Gain on sale of subsidiaries(6)	(1,945)	—	(1,945)	(508)	(1,437)	(26.1)
Nonunion pension expense, including settlement(7)	—	5,584	5,584	1,438	4,146	25.8
Life insurance proceeds and changes in cash surrender value	—	(2,230)	(2,230)	—	(2,230)	—
Tax benefit from vested RSUs(8)	—	—	—	325	(325)	—
Deferred tax adjustment for 2017 Tax Reform Act(9)	—	—	—	3,466	(3,466)	—
Impact of 2017 Tax Reform Act on current tax expense(9)	—	—	—	47	(47)	—
Alternative fuel tax credit(10)	—	—	—	1,203	(1,203)	—
Non-GAAP amounts	$112,739	$(4,864)	$107,875	$28,730	$79,145	26.6%

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Consolidated Effective Tax Rate Reconciliation table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2019		2018		2019		2018
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$31,722	94.4%	$50,150	91.4%	$81,515	95.0%	$66,933	95.9%
Innovative technology costs, pre-tax(1)	4,664	(0.8)	1,080	(0.2)	9,200	(0.6)	2,947	(0.2)
ELD conversion costs, pre-tax(2)	1,796	(0.3)	—	—	2,358	(0.1)	—	—
Nonunion pension termination costs, pre-tax(3)	295	(0.1)	—	—	295	—	—	—
Multiemployer pension fund withdrawal liability charge, pre-tax(4)	—	—	—	—	—	—	37,922	(2.3)
Non-GAAP amounts	$38,477	93.2%	$51,230	91.2%	$93,368	94.3%	$107,802	93.4%

Asset-Light
ArcBest Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$2,452	98.8%	$9,993	95.1%	$6,304	98.9%	$16,865	97.1%
Nonunion pension termination costs, pre-tax(3)	23	—	—	—	23	—	—	—
Restructuring charges, pre-tax(5)	—	—	—	—	—	—	152	—
Gain on sale of subsidiaries, pre-tax(6)	—	—	(1,945)	0.9	—	—	(1,945)	0.3
Non-GAAP amounts	$2,475	98.8%	$8,048	96.0%	$6,327	98.9%	$15,072	97.4%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,171	97.8%	$1,088	97.8%	$3,685	97.7%	$3,638	97.5%
Nonunion pension termination costs, pre-tax(3)	12	—	—	—	12	—	—	—
Non-GAAP amounts	$1,183	97.8%	$1,088	97.8%	$3,697	97.7%	$3,638	97.5%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$3,623	98.6%	$11,081	95.7%	$9,989	98.6%	$20,503	97.2%
Nonunion pension termination costs, pre-tax(3)	35	—	—	—	35	—	—	—
Restructuring charges, pre-tax(5)	—	—	—	—	—	—	152	—
Gain on sale of subsidiaries, pre-tax(6)	—	—	(1,945)	0.8	—	—	(1,945)	0.3
Non-GAAP amounts	$3,658	98.6%	$9,136	96.5%	$10,024	98.6%	$18,710	97.5%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(4,137)		$(5,176)		$(16,505)		$(15,500)
Innovative technology costs, pre-tax(1)	63		673		1,904		1,113
Nonunion pension termination costs, pre-tax(3)	20		—		20		—
Restructuring charges, pre-tax(5)	—		50		—		614
Non-GAAP amounts	$(4,054)		$(4,453)		$(14,581)		$(13,773)

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Segment Operating Income Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$16,270	$40,776	$45,534	$51,963
Interest and other related financing costs	2,900	2,470	8,593	6,542
Income tax provision	7,072	13,215	17,964	11,753
Depreciation and amortization	29,361	28,026	83,332	81,699
Amortization of share-based compensation	2,409	2,641	7,268	6,185
Amortization of net actuarial losses of benefit plans and pension settlement expense, including termination expense(1)	6,800	1,108	9,140	3,755
Multiemployer pension fund withdrawal liability charge(2)	—	—	—	37,922
Restructuring charges(3)	—	50	—	766
Consolidated Adjusted EBITDA	$64,812	$88,286	$171,831	$200,585

1)

The three and nine months ended September 30, 2019 include a noncash pension termination expense related to an amount which was stranded in accumulated other comprehensive income until the pension benefit obligation was settled upon plan termination.

2)	The three and nine months ended September 30, 2018 include a one-time charge for the multiemployer pension plan withdrawal liability.
3)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands, except percentages)

ArcBest
Operating Income	$2,452	$9,993	$6,304	$16,865
Depreciation and amortization(4)	2,607	3,558	8,813	10,563
Restructuring charges(5)	—	—	—	152
Adjusted EBITDA	$5,059	$13,551	$15,117	$27,580

FleetNet
Operating Income	$1,171	$1,088	$3,685	$3,638
Depreciation and amortization	332	291	982	834
Adjusted EBITDA	$1,503	$1,379	$4,667	$4,472

Total Asset-Light
Operating Income	$3,623	$11,081	$9,989	$20,503
Depreciation and amortization(4)	2,939	3,849	9,795	11,397
Restructuring charges(5)	—	—	—	152
Adjusted EBITDA	$6,562	$14,930	$19,784	$32,052

4)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.
5)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2019	2018	% Change	2019	2018	% Change
	(Unaudited)
Asset-Based

Workdays	63.5	63.0		190.0	190.5

Billed Revenue(1) / CWT	$36.35	$35.83	1.5%	$35.38	$33.92	4.3%

Billed Revenue(1) / Shipment	$443.82	$440.65	0.7%	$435.61	$430.34	1.2%

Shipments	1,271,697	1,312,621	(3.1%)	3,754,801	3,793,276	(1.0%)

Shipments / Day	20,027	20,835	(3.9%)	19,762	19,912	(0.8%)

Tonnage (Tons)	776,370	807,110	(3.8%)	2,311,266	2,406,250	(3.9%)

Tons / Day	12,226	12,811	(4.6%)	12,165	12,631	(3.7%)

Pounds / Shipment	1,221	1,230	(0.7%)	1,231	1,269	(3.0%)

Average Length of Haul (Miles)	1,040	1,043	(0.3%)	1,035	1,042	(0.7%)

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2019
	(Unaudited)
ArcBest(2)

Revenue / Shipment	(7.9%)	(8.1%)

Shipments / Day	(1.9%)	(1.5%)

2)	Statistical data related to managed transportation services transactions are not included in the presentation of operating statistics for the ArcBest segment.

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